Exhibit 10.2

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August 13, 2012 by and among (i) MIDCAP FUNDING III, LLC, a Delaware limited liability company with an office located at 7255 Woodmont Avenue, Suite 200, Bethesda, Maryland 20814 (“MidCap”), as collateral agent (“Agent”); (ii) MidCap as a “Lender”; (iii) SILICON VALLEY BANK, a California corporation with a loan production office located at 100 Matsonford Road, Building 5, Suite 555, Radnor, Pennsylvania 19087 (“SVB”), as a “Lender” (MidCap and SVB in their capacities as a “Lender” are each referred to herein as a “Lender”, and are collectively referred to herein as the “Lenders”); and (iv) NUPATHE INC., a Delaware corporation (“Borrower”).

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Borrower is indebted to the Lenders pursuant to a loan arrangement dated as of May 13, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of May 13, 2010, among Borrower, Agent and the Lenders, as amended by a First Loan Modification Agreement dated as of June 13, 2011 (the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.                                       DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other document pursuant to which collateral security is granted to Agent, for the ratable benefit of the Lenders, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                       DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1.                                       The Loan Agreement shall be amended by deleting the “and” at the end of Section 2.4(c), deleting the “.” at the end of Section 2.4(d) and inserting “; and” in lieu thereof, and adding a new Section 2.4(e) reading as follows:

“Amendment Fee.  A fully earned, non-refundable amendment fee in an amount equal to one percent (1.00%) of the aggregate outstanding principal amount of the Terms Loans as of the Second Loan Modification Effective Date to be shared among the Lenders pursuant to their respective Commitment Percentages, which amendment fee shall be due and payable immediately upon the occurrence of an Additional Capital Raise.”

2.                                       The Loan Agreement shall be amended by amending and restating the proviso appearing in Section 6.6(a) thereof to read as follows:

“; provided, that on and after the date which is sixty (60) days after the Effective Date, Borrower and Guarantor shall (i) maintain their primary operating accounts with SVB and/or one of its Affiliates, (ii) prior to the Second Loan Modification Effective Date, maintain at least 50% of their aggregate excess cash and Cash Equivalents (i.e., monies held for investment) with SVB and/or one of its Affiliates, and (iii) on and after the Second Loan Modification Effective Date, maintain at least 95% of their aggregate excess cash and Cash Equivalents (i.e., monies held for investment) with SVB and/or one of its Affiliates.”

3.                                       The Loan Agreement shall be amended by amending and restating Section 6.13 to read as follows:

“6.13                     Liquidity Covenant.  (i) At all times prior to the Second Loan Modification Effective Date, Borrower shall maintain unrestricted cash and Cash Equivalents of not less than $3,000,000, (ii) at all times after the Second Loan Modification Effective Date but prior to the occurrence of an Additional Capital Raise, Borrower shall maintain unrestricted cash and Cash Equivalents of not less than $1,000,000, and (iii) at all times after the occurrence of an Additional Capital Raise, Borrower shall maintain unrestricted cash and Cash Equivalents of not less than $3,000,000.”

4.                                       The Loan Agreement shall be amended by deleting the following definition appearing in Section 14.1 thereof:

““Final Payment Percentage” is two percent (2.00%).”

and inserting in lieu thereof the following:

““Final Payment Percentage” is four percent (4.00%).”

5.                                       The Loan Agreement shall be amended by adding the following definitions in Section 14.1 thereof in alphabetical order:

““Additional Capital Raise” shall mean the receipt by Borrower, after the Second Loan Modification Effective Date, of unrestricted net cash proceeds of at least Ten Million Dollars ($10,000,000.00) from (i)  the closing of an equity round of financing pursuant to the sale of Borrower’s equity or convertible debt securities, or (ii) up-front payments from a joint venture or partnership.”

“Second Loan Modification Effective Date” means August 13, 2012.

4.                                       EXPENSES.  Borrower shall reimburse Agent and the Lenders for all legal fees and out-of pocket expenses incurred in connection with this Loan Modification Agreement.

5.                                       RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Agent, for the ratable benefit of the Lenders, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

6.                                       PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in Borrower’s Perfection Certificate dated as of June 13, 2011, and acknowledges, confirms and agrees that the disclosures and information that Borrower provided to Agent and the Lenders in such Perfection Certificate have not changed, as of the date hereof.

7.                                       NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Agent and/or the Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Agent and/or the Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Agent and/or the Lenders from any liability thereunder.

8.                                       REPRESENTATIONS AND WARRANTIES.  To induce Agent and the Lenders to enter into this Loan Modification Agreement, Borrower does hereby warrant, represent and covenant to Agent and the Lenders that, after giving effect to this Loan Modification Agreement, (i) each representation or warranty of Borrower set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the date of this Loan Modification Agreement as if such representation or warranty were made on and as of the date of this Loan Modification Agreement (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), (ii) no Default or Event of Default has occurred and is continuing as of the date hereof and (iii) Borrower has the power and is duly authorized to enter into, deliver and perform this Loan Modification Agreement and this Loan Modification Agreement is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

9.                                       CONTINUING VALIDITY.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  The Lenders’ agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Agent or the Lenders to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Agent, the Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by the Lenders in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.                                 CONDITION PRECEDENT TO EFFECTIVENESS OF THIS LOAN MODIFICATION AGREEMENT.  This Loan Modification Agreement shall become effective as of the date referred to above upon the satisfaction of the following conditions precedent:

A.                                   Agent shall have received, in form and substance satisfactory to Agent and the Lenders, one or more counterparts of this Loan Modification Agreement, duly executed and delivered by Borrower, Agent and the Lenders.

B.                                     Borrower shall have executed and delivered to Agent and the Lenders such additional documents, instruments, and agreements as Agent may reasonably request.

11.                                 COUNTERPARTS.  This Loan Modification Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

12.                                 GOVERNING LAW.  THIS LOAN MODIFICATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

13.                                 ENTIRE AGREEMENT.  The Existing Loan Documents as and when amended through this Loan Modification Agreement embody the entire agreement between the parties hereto relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

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Signature Page(s) to Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as of the date first written above.

BORROWER:

NUPATHE INC.

By:	/s/ Armando Anido
Name:	Armando Anido
Title:	Chief Executive Officer

AGENT:

MIDCAP FUNDING III, LLC, as Agent

By:	/s/ Luis Viera
Name:	Luis Viera
Title:	Managing Director

LENDERS:

MIDCAP FUNDING III, LLC, as a Lender

By:	/s/ Luis Viera
Name:	Luis Viera
Title:	Managing Director

SILICON VALLEY BANK, as a Lender

By:	/s/ Danny Boyle
Name:	Danny Boyle
Title:	VP Relationship Manager